Exhibit 99.1

Kimco Realty® Announces Second Quarter 2026 Results

– Strong Leasing Gains Drove Occupancy to All-time Highs –

– Increases Common Dividend 12% Year-over-Year –

– Raises 2026 Outlook –

JERICHO, New York, August 4, 2026 - Kimco Realty® (NYSE: KIM), a real estate investment trust (“REIT”) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States, today reported results for the second quarter ended June 30, 2026. For the three months ended June 30, 2026 and 2025, Net income available to the company’s common shareholders (“Net income”) per diluted share was $0.22 and $0.23, respectively.

Second Quarter Highlights

•
Delivered 4.5% growth in Funds From Operations* ("FFO") per diluted share to $0.46.
•
Achieved pro-rata cash rent spreads of 40.4% on comparable new leases.
•
Matched all-time high portfolio occupancy of 96.4% and achieved a record small-shop occupancy level of 92.9%.
•
Grew same property net operating income* ("NOI") 3.5% year-over-year.
•
Completed the sale of The Milton, a 253-unit multifamily building at Pentagon Centre, for $142.3 million.
•
Issued $600.0 million 3.50% exchangeable senior notes due 2031.
•
Raised the quarterly cash dividend on common shares by 12.0% to $0.28 per share.

"Our operating and financial performance reflect the strength of our platform and the team's disciplined execution throughout the quarter," stated Kimco CEO Conor Flynn. "The combination of limited new shopping center supply, continued consumer demand for the everyday essentials, and strong shopper traffic across our open-air portfolio supported robust leasing activity. Together with our strategic capital allocation activities, we further enhanced our financial flexibility and strengthened our balance sheet. Given our strong cash flow growth this year from the strength of operations, we're raising our common cash dividend by 12%, a quarter ahead of our typical schedule, a reflection of both our higher operating income and confidence in Kimco's long-term outlook. We remain committed to executing our strategy and creating long-term value for our shareholders.”

Financial Results

Net income for the second quarter of 2026 was $145.8 million, or $0.22 per diluted share, compared to $155.4 million, or $0.23 per diluted share, for the second quarter of 2025. The year-over-year change reflects growth in consolidated revenues from rental properties, net, of $25.5 million and increased equity in income of joint ventures, net, of $8.5 million, offset by lower gains on sales of properties of $37.6 million.

FFO was $309.2 million, or $0.46 per diluted share, for the second quarter of 2026, compared to $297.6 million, or $0.44 per diluted share, for the second quarter of 2025. Gains on sales of properties, net of impairments, is excluded from the company's calculation of FFO.

Operating Results

•
Executed 461 leases totaling 2.5 million square feet during the second quarter, generating blended pro-rata cash rent spreads of 13.1% on comparable spaces, including 40.4% on new leases, 6.1% on renewals and 8.0% on options.
•
Pro-rata leased occupancy increased 10 basis points sequentially and 100 basis points year-over-year to 96.4%.
•
Small shop occupancy increased 40 basis points sequentially and 70 basis points year-over-year to a record 92.9%.

* Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are provided in the tables accompanying this press release.

i

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

•
Maintained strong pro-rata anchor occupancy, which increased 110 basis points year-over-year to 97.8%.
•
Generated 3.5% growth in same property NOI during the second quarter compared to the same period a year ago, driven by a 2.6% increase in minimum rents. Credit loss, as a percentage of total pro-rata rental revenues, was 57 basis points during the second quarter.
•
The spread between the company's pro-rata leased versus economic occupancy rates was 400 basis points, a 10 basis point sequential compression, representing $75 million in future rents from signed leases that have not yet commenced.

Transactional Activities

•
Sold The Milton, a 253-unit multifamily building at the company's Pentagon Centre mixed-use property in Pentagon City, Virginia, for $142.3 million, marking Kimco's first multifamily asset disposition. The cap rate on this transaction was approximately 4.9%, and the company's pro-rata share of the sales price was $78.2 million.
•
Sold Shoppes at Bears Path, a shopping center totaling 44,000 square feet in Tucson, Arizona, for $7.8 million. The proceeds are intended to be utilized in a future 1031 exchange.

Subsequent to quarter end:

•
Completed the sale of four Costco-anchored assets comprising two entire shopping center properties and two ground lease parcels, for aggregate proceeds of approximately $127 million. The sale reflects Kimco's continued focus on optimizing portfolio growth by recycling capital from assets with lower contractual rent growth into higher-yielding investments. Proceeds are intended to be used for future 1031 exchange investments.
•
Acquired two centers utilizing 1031 exchange proceeds:
•
Pompano Marketplace, a 239,000-square-foot Walmart-anchored center, located in Pompano Beach, Florida, for $53 million, marking the third acquisition completed through the company's Structured Investment Program; the associated $35 million mezzanine loan was repaid in full at closing; and
•
Sunshine Plaza, a 247,000-square-foot Publix-anchored center, located in a first-ring suburb of Fort Lauderdale, Florida, for $56 million.
•
Through Kimco’s Structured Investment Program, received repayments of $44 million, inclusive of the Pompano Marketplace repayment, partially offset by $19 million of new capital. The company continues to secure rights of first offer or refusal on the underlying shopping centers.

Capital Market Activities

•
Issued $600.0 million aggregate principal amount of 3.50% exchangeable senior notes due 2031. In connection with the offering, the company repurchased approximately 4.1 million shares of common stock totaling $104.7 million at a price of $25.38 per share.
•
Ended the quarter with $2.7 billion of immediate liquidity, including $700 million of cash, cash equivalents and restricted cash, and full availability under the company's $2.0 billion unsecured revolving credit facility.
•
Subsequent to quarter end, repurchased 516,750 shares of the company's 7.25% Class N Convertible Preferred Stock for $33.3 million at a price of $64.50 per share. The company incurred an approximately $3.8 million charge in conjunction with the repurchase that will be recognized in both Net income available to common stockholders and FFO during the third quarter of 2026.

Dividend Declarations

•
The board of directors declared a cash dividend of $0.28 per common share (equivalent to $1.12 per annum), representing a 12.0% increase over the quarterly dividend in the corresponding period of the prior year. The quarterly cash dividend on common shares will be payable on September 17, 2026, to shareholders of record on September 4, 2026.

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

•
The board of directors also declared quarterly dividends with respect to each of the company’s Class L, Class M, and Class N series of preferred shares. These dividends on the preferred shares will be paid on October 15, 2026 to shareholders of record on October 1, 2026.

2026 Full Year Outlook

The company has raised its 2026 outlook for Net income and FFO per diluted share as follows:

	Current	Previous
Net income:	$1.00 to $1.03	$0.83 to $0.87
FFO:	$1.83 to $1.84	$1.81 to $1.84

The company’s full year outlook is based on the following assumptions (pro-rata share unless otherwise stated; dollars in millions):

	YTD Actual Through 6.30.26	Current	Previous
Same property NOI growth	+2.6%	+3.0% to +3.5%	+2.8% to +3.5%
Credit loss as a % of total pro-rata rental revenues	(54bps)	(55bps) to (75bps)	(65bps) to (90bps)
Lease termination income	$5	Unchanged	$7 to $15
Non-cash GAAP revenues(1)	$35	$48 to $53	$45 to $50
Consolidated G&A expense, net	$67	Unchanged	$128 to $132
Consolidated interest expense and preferred stock dividends	$182	$368 to $372	$369 to $376
Consolidated mortgage and other financing income, net	$24	$45 to $50	$45 to $55
Redevelopment capex(2)	$82	$125 to $150	$100 to $150
Leasing and maintenance capex(3)	$115	Unchanged	$275 to $300
Property acquisitions, net of dispositions(4) Acquisitions, weighted average cap rate Dispositions, weighted average cap rate	($133) N/A ($133); 5.2%	Unchanged	Net neutral; transaction volume of $300 to $500 6.0% to 7.0% 5.0% to 6.0%
Structured investments, net of repayments(4) Weighted average yield	$34 10.1%	Unchanged	$75 to $125 8.0% to 10.0%
(1)
Includes deferred rents, above and below market rents, and straight-line reimbursement income, and excludes debt mark to market amortization.
(2)
Includes costs associated with a mixed-use development project, The Chester at Westlake Shopping Center.
(3)
Includes tenant improvements and allowances, capitalized external leasing commissions and capitalized building improvements.
(4)
Year-to-date transactions updated to include material activity through July 31, 2026 would reflect approximately $109 million of acquisitions at a 5.7% weighted average cap rate; $261 million of dispositions at a 5.1% weighted average cap rate; and $8 million of structured investments, net of repayments, at a 9.6% weighted average yield.

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

Conference Call Information

When: 8:30 AM ET, August 4, 2026

Live Webcast: 2Q26 Kimco Realty Earnings Conference Call or on Kimco Realty’s website investors.kimcorealty.com

Dial #: 1-833-461-5787 (International: +1 585-542-9983). Meeting ID: 110761621

Audio from the conference will be available on Kimco Realty’s investor relations website until November 4, 2026.

About Kimco Realty®

Kimco Realty® (NYSE: KIM) is a real estate investment trust (REIT) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States. The company’s portfolio is strategically concentrated in the first-ring suburbs of the top major metropolitan markets, including high-barrier-to-entry coastal markets and Sun Belt cities. Its tenant mix is focused on essential, necessity-based goods and services that drive multiple shopping trips per week. Publicly traded on the NYSE since 1991 and included in the S&P 500 Index, the company has specialized in shopping center ownership, management, acquisitions, and value-enhancing redevelopment activities for more than 65 years. With a proven commitment to corporate responsibility, Kimco Realty is a recognized industry leader in this area. As of June 30, 2026, the company owned interests in 564 U.S. shopping centers and mixed-use assets comprising 100 million square feet of gross leasable space.

The company announces material information to its investors using the company’s investor relations website (investors.kimcorealty.com), SEC filings, press releases, public conference calls, and webcasts. The company also uses social media to communicate with its investors and the public, and the information the company posts on social media may be deemed material information. Therefore, the company encourages investors, the media, and others interested in the company to review the information that it posts on the social media channels, including Facebook (www.facebook.com/kimcorealty), and LinkedIn (www.linkedin.com/company/kimco-realty-corporation). The list of social media channels that the company uses may be updated on its investor relations website from time to time.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “commit,” “anticipate,” “estimate,” “project,” “will,” “target,” “plan,” “forecast” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which, in some cases, are beyond the Company’s control and could materially affect actual results, performance or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) financial disruption, changes in trade policies and tariffs, geopolitical challenges or economic downturn, including general adverse economic and local real estate conditions, (ii) the impact of competition, including the availability of acquisition or development opportunities and the costs associated with purchasing and maintaining assets, (iii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iv) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure of multiple tenants to occupy their premises in a shopping center, (v) the potential impact of e-commerce and other changes in consumer buying practices, and changing trends in the retail industry and perceptions by retailers or shoppers, including safety and convenience, (vi) the availability of suitable acquisition, disposition, development, redevelopment and merger opportunities, and the costs associated with purchasing and maintaining assets and risks related to acquisitions not performing in accordance with our expectations, (vii) the Company’s ability to raise capital by selling its assets, (viii) disruptions and increases in operating costs due to inflation and supply chain disruptions, (ix) risks associated with the development of mixed-use commercial properties,

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

including risks associated with the development, and ownership of non-retail real estate, (x) changes in governmental laws and regulations, including, but not limited to, changes in data privacy, environmental (including climate change), safety and health laws, and management’s ability to estimate the impact of such changes, (xi) valuation and risks related to the Company’s joint venture and preferred equity investments and other investments, (xii) collectability of mortgage and other financing receivables, (xiii) impairment charges, (xiv) criminal cybersecurity attack disruptions, data loss or other security incidents and breaches, (xv) risks related to artificial intelligence, (xvi) impact of natural disasters and weather and climate-related events, (xvii) pandemics or other health crises, (xviii) our ability to attract, retain and motivate key personnel, (xix) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (xx) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (xxi) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (xxii) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or maintain certain debt until maturity, (xxiii) the Company’s ability to continue to maintain its status as a REIT for U.S. federal income tax purposes and potential risks and uncertainties in connection with its UPREIT structure, and (xxiv) other risks and uncertainties identified under Item 1A, “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission (“SEC”). Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K that the Company files with the SEC. Certain forward-looking and other statements in this press release, or other locations, such as our corporate website, contain various corporate responsibility standards and frameworks (including standards for the measurement of underlying data) and the interests of various stakeholders. As such, such information may not be, and should not be interpreted as necessarily being, “material” under the federal securities laws for SEC reporting purposes, even if we use the word “material” or “materiality” in this document. Corporate Responsibility information is also often reliant on third-party information or methodologies that are subject to evolving expectations and best practices, and our approach to and discussion of these matters may continue to evolve as well. For example, our disclosures may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policies, or other factors, some of which may be beyond our control.

###

CONTACT:
David F. Bujnicki
Senior Vice President, Investor Relations and Strategy

Kimco Realty Corporation
(833) 800-4343

dbujnicki@kimcorealty.com

v

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	June 30, 2026	December 31, 2025
Assets:
Real estate, net of accumulated depreciation and amortization
of $4,927,791 and $4,849,564, respectively	$16,616,377	$16,769,292
Investments in and advances to real estate joint ventures	1,413,914	1,454,051
Other investments	100,139	99,936
Cash, cash equivalents and restricted cash	700,383	212,794
Mortgage and other financing receivables, net	412,730	383,935
Accounts and other receivables, net	371,293	368,964
Operating lease right-of-use assets, net	126,047	127,596
Other assets	290,069	271,682
Total assets	$20,030,952	$19,688,250

Liabilities:
Notes payable, net	$8,308,033	$7,718,730
Mortgages payable, net	431,616	467,203
Accounts payable and accrued expenses	283,669	291,537
Intangible liabilities, net	309,888	334,527
Operating lease liabilities	119,173	120,078
Other liabilities	155,532	188,297
Total liabilities	9,607,911	9,120,372
Redeemable noncontrolling interests	-	24,506

Stockholders' Equity:
Preferred stock, $1.00 par value, authorized 7,054,000 shares;
Issued and outstanding (in series) 20,748 shares;
Aggregate liquidation preference $553,196	21	21
Common stock, $.01 par value, authorized 1,500,000,000 shares;
Issued and outstanding 670,245,777 and 674,093,047 shares, respectively	6,702	6,741
Paid-in capital	10,830,383	10,922,596
Cumulative distributions in excess of net income	(576,295)	(528,730)
Accumulated other comprehensive income/(loss)	4,790	(8,792)
Total stockholders' equity	10,265,601	10,391,836
Noncontrolling interests	157,440	151,536
Total equity	10,423,041	10,543,372
Total liabilities and equity	$20,030,952	$19,688,250

Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Revenues from rental properties, net	$546,423	$520,930	$1,099,235	$1,052,216
Management and other fee income	4,378	4,245	9,582	9,583
Total revenues	550,801	525,175	1,108,817	1,061,799
Operating expenses
Rent	(4,082)	(4,242)	(8,229)	(8,426)
Real estate taxes	(71,232)	(66,559)	(144,074)	(136,470)
Operating and maintenance	(95,131)	(91,069)	(190,360)	(180,622)
General and administrative	(29,949)	(32,447)	(67,136)	(66,839)
Impairment charges	(6,616)	(7,645)	(6,666)	(8,179)
Depreciation and amortization	(149,009)	(156,323)	(305,505)	(314,776)
Total operating expenses	(356,019)	(358,285)	(721,970)	(715,312)

Gain on sale of properties	1,362	38,922	17,069	39,809
Operating income	196,144	205,812	403,916	386,296

Other income/(expense)
Other (expense)/income, net	(1,630)	2,901	(3,249)	3,108
Mortgage and other financing income, net	11,444	12,062	23,919	23,331
Interest expense	(83,905)	(81,204)	(167,030)	(161,581)
Income before income taxes, net, equity in income of joint ventures, net,
and equity in (loss)/income from other investments, net	122,053	139,571	257,556	251,154

(Provision)/benefit for income taxes, net	(4)	(366)	235	(830)
Equity in income of joint ventures, net	32,446	23,990	57,257	46,673
Equity in (loss)/income of other investments, net	(532)	1,747	5,262	2,448
Net income	153,963	164,942	320,310	299,445
Net income attributable to noncontrolling interests	(669)	(1,956)	(2,118)	(3,642)
Net income attributable to the company	153,294	162,986	318,192	295,803
Preferred dividends, net	(7,536)	(7,556)	(15,072)	(15,239)
Net income available to the company's common shareholders	$145,758	$155,430	$303,120	$280,564

Per common share:
Net income available to the company's common shareholders: (1)
Basic	$0.22	$0.23	$0.45	$0.41
Diluted (2)	$0.22	$0.23	$0.45	$0.41
Weighted average shares:
Basic	671,216	674,613	671,519	675,837
Diluted (2)	671,961	675,079	672,282	676,244

(1)

Adjusted for earnings attributable to participating securities of ($587) and ($622) for the three months ended June 30, 2026 and 2025, respectively. Adjusted for earnings attributable to participating securities of ($1,206) and ($1,227) for the six months ended June 30, 2026 and 2025, respectively.

(2)

Reflects the potential impact if certain units/preferred stock were converted to common stock at the beginning of the period. The impact of the conversion of certain units/preferred shares would have an anti-dilutive effect on net income and therefore have not been included. Adjusted for distributions on convertible units of $9 for both the three months ended June 30, 2026 and 2025. Adjusted for distributions on convertible units of $18 for both the six months ended June 30, 2026 and 2025. Additionally, there were potentially issuable shares related to the Exchangeable Senior Notes that were not dilutive as of June 30, 2026.

Reconciliation of Net Income Available to the Company's Common Shareholders to the FFO Available to the Company's Common Shareholders (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30		Six Months Ended June 30,
	2026	2025	2026	2025
Net income available to the company's common shareholders	$145,758	$155,430	$303,120	$280,564
Gain on sale of properties	(1,362)	(38,922)	(17,069)	(39,809)
Gain on sale of joint venture properties	(9,937)	-	(9,937)	(784)
Depreciation and amortization - real estate related	148,013	155,145	303,501	312,377
Depreciation and amortization - real estate joint ventures	20,103	22,510	39,965	43,865
Impairment charges (including real estate joint ventures)	6,616	7,645	6,666	8,179
Profit participation from other investments, net	809	(630)	(4,255)	(846)
(Gain)/loss on marketable securities/derivative, net	(5)	(2,773)	24	(2,448)
Provision/(benefit) for income taxes, net (2)	1	(218)	8	(138)
Noncontrolling interests (2)	(828)	(632)	(1,605)	(1,509)
FFO available to the company's common shareholders	$309,168	$297,555	$620,418	$599,451

Weighted average shares outstanding for FFO calculations:
Basic	671,216	674,613	671,519	675,837
Units	3,798	3,319	3,779	3,317
Convertible preferred shares	3,185	3,186	3,185	3,234
Dilutive effect of equity awards	652	369	664	317
Diluted (3)	678,851	681,487	679,147	682,705

FFO per common share - basic	$0.46	$0.44	$0.92	$0.89
FFO per common share - diluted (3)	$0.46	$0.44	$0.92	$0.88

(1)

The company considers FFO to be an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting results. Comparison of the company's presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the Nareit definition used by such REITs.

(2)	Related to gains, impairments, depreciation on properties and gains/(losses) on marketable securities and derivatives, where applicable.
(3)

Reflects the potential impact if convertible preferred shares and certain units were converted to common stock at the beginning of the period. FFO available to the company’s common shareholders would be increased by $2,297 and $2,075 for the three months ended June 30, 2026 and 2025, respectively. FFO available to the company's common shareholders would be increased by $4,556 and $4,158 for the six months ended June 30, 2026 and 2025, respectively. The effect of other certain convertible units would have an anti-dilutive effect upon the calculation of FFO available to the company’s common shareholders per share. Accordingly, the impact of such conversion has not been included in the determination of diluted FFO per share calculations. Additionally, there were potentially issuable shares related to the Exchangeable Senior Notes that were not dilutive as of June 30, 2026.

Reconciliation of Net Income Available to the Company's Common Shareholders
to Same Property NOI (1)(2)
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income available to the company's common shareholders	$145,758	$155,430	$303,120	$280,564
Adjustments:
Management and other fee income	(4,378)	(4,245)	(9,582)	(9,583)
General and administrative	29,949	32,447	67,136	66,839
Impairment charges	6,616	7,645	6,666	8,179
Depreciation and amortization	149,009	156,323	305,505	314,776
Gain on sale of properties	(1,362)	(38,922)	(17,069)	(39,809)
Other expense/(income), net	1,630	(2,901)	3,249	(3,108)
Mortgage and other financing income, net	(11,444)	(12,062)	(23,919)	(23,331)
Interest expense	83,905	81,204	167,030	161,581
Provision/(benefit) for income taxes, net	4	366	(235)	830
Equity in loss/(income) of other investments, net	532	(1,747)	(5,262)	(2,448)
Net income attributable to noncontrolling interests	669	1,956	2,118	3,642
Preferred dividends, net	7,536	7,556	15,072	15,239
Non same property net operating income	(23,044)	(19,057)	(53,555)	(43,038)
Non-operational expense from joint ventures, net	17,780	25,596	44,023	53,912
Same property NOI	$403,160	$389,589	$804,297	$784,245

(1)

Same property Net Operating Income (“NOI”) is a supplemental non-GAAP financial measure of real estate companies' operating performance and should not be considered an alternative to net income in accordance with GAAP or as a measure of liquidity. Same property NOI is considered by management to be an important operating performance measure frequently used by analysts and investors because it includes only the NOI of operating properties that have been owned and stabilized for the entire current and prior year reporting periods. Same property NOI assists in eliminating disparities due to the development, redevelopment, acquisition and disposition of properties during the periods presented and thus provides a more consistent performance measure for the comparison of the Company's properties. Same property NOI is calculated using rental property revenues (excluding straight-line rent adjustments, lease termination income, net, and amortization of above/below market rents), less charges for credit losses, operating and maintenance expenses, real estate taxes, and rent expenses, plus the Company's proportionate share of same property NOI from unconsolidated real estate joint ventures, calculated on the same basis. The Company's method of calculating same property NOI, which may differ from methods used by other REITs and may not be comparable to them, discloses with and without the impact from redevelopment projects.

(2)	Amounts represent the company's pro-rata share.

Reconciliation of the Projected Range of Net Income Available to the Company's Common Shareholders
to Funds From Operations Available to the Company's Common Shareholders
(unaudited, all amounts shown are per diluted share)

	Projected Range
	Full Year 2026
	Low	High
Net income available to the company's common shareholders	$1.00	$1.03

Gain on sale of properties	(0.15)	(0.17)

Gain on sale of joint venture properties	(0.01)	(0.04)

Depreciation & amortization - real estate related	0.89	0.91

Depreciation & amortization - real estate joint ventures	0.11	0.12

Profit participation from other investments, net	(0.01)	(0.01)

FFO available to the company's common shareholders	$1.83	$1.84

Projections involve numerous assumptions such as rental income (including assumptions on percentage rent), interest rates, tenant defaults, occupancy rates, international tariffs, selling prices of properties held for disposition, expenses (including salaries and employee costs), insurance costs and numerous other factors. Not all of these factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents management’s estimate of results based upon these assumptions as of the date of this press release.